UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 14, 2008 (Date of earliest event reported)
Journal Register Company (Exact name of registrant as specified in its charter)

PA (State or other jurisdiction of incorporation)	1-12955 (Commission File Number)	22-3498615 (IRS Employer Identification Number)

790 Township Line Road, Suite 300, Yardley (Address of principal executive offices)		19067 (Zip Code)
215-867-2120 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 11, 2008, the New York Stock Exchange (the "NYSE") announced that it intends to suspend trading in the Journal Register Company (the "Company") common stock prior to the NYSE's opening on April 16, 2008 and that the NYSE will commence procedures to delist the Company's common stock. The NYSE determined to suspend trading based on the abnormally low trading price for the common stock, which closed at $0.265 on April 11, 2008. The Company does not intend to take any further action to appeal the NYSE's decision and therefore, it is expected that the common stock will be delisted after completion by the NYSE of application to the Securities and Exchange Commission. The Company expects trading in its common stock will be transferred to the over-the-counter market following the suspension of trading on the NYSE.

A copy of the Press Release issued by the Company describing the announcement by the NYSE is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Journal Register Company dated April 14, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2008	JOURNAL REGISTER COMPANY By: /s/ Edward J. Yocum Edward J. Yocum Senior Vice President, General Counsel & Corporate Secretary

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Journal Register Company dated April 14, 2008